UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Sylvan Ave, Suite 3160 Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2022, Silo Pharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd., as representative of the several underwriters identified therein (the “Underwriters”), relating to the public offering (the “Offering”) of 1,000,000 shares of the Company’s common stock, par value $0.0001 (the “Firm Shares”), at public offering price of $5.00 per share. Under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 45 days following the closing of the Offering, to purchase up to an additional 150,000 shares of common stock at the public offering price to cover over-allotments, if any. On September 28, 2022, the Underwriters fully exercised their over-allotment option and purchased an additional 150,000 shares (the “Option Shares,” together with the Firm Shares, the “Shares”).

On September 29, 2022 the Company closed the Offering and issued the Shares for aggregate net proceeds of approximately $4.83 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering for research and development activities, sales and marketing, general working capital purposes, potential acquisitions of other companies, products or technologies, and to repay certain indebtedness. Concurrently with the closing of the Offering, the Company also issued warrants to purchase an aggregate of up to 57,500 shares of its common stock to the representative of the Underwriters or its designees, at an exercise price of $6.25 per share (the “Representative’s Warrants”). The Representative’s Warrants are exercisable beginning on March 25, 2023, and expire on September 26, 2027, pursuant to the terms and conditions of the Representative’s Warrants.

The Shares were offered, issued and sold to the public pursuant to a registration statement on Form S-1 (File No. 333-261532) filed with the Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on September 26, 2022, and the prospectus forming a part thereof.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Security Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 hereto, which is incorporated herein by reference. The foregoing description of the Representative’s Warrants is qualified in its entirety by reference to the form of Representative’s Warrant, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2022, the Company’s Board of Directors (the “Board”) appointed Jeff Pavell as a member of the Board. Dr. Pavell was appointed to fill the vacancy created by an increase in the size of the Board of Directors to four (4) directors. Dr. Pavell will serve as a director until his successor is duly elected and qualified. On September 27, 2022, the Board appointed Mr. Pavell as a member of the audit committee, member of the compensation committee, and chair of the nominating and corporate governance committee. For his role as a member of the board Dr. Pavell is entitled to receive during fiscal year 2022 (i) a $6,250 retainer, and (ii) $6,250 in equity compensation.

There are no family relationships between Dr. Pavel and any other director or officer of the Company. There are no transactions in which Dr. Pavell has an interest requiring disclosure under Item 404(a) of Regulation S-K. Set forth below is the biographical information of Dr. Pavell, as required by Item 401 of Regulation S-K.

Dr. Pavell, age 55, has over 20 years of medical experience. Since January 2021, Dr. Pavell has served as a director of FoxWayne Enterprises Acquisition Corp. (NASDAQ: FOXW), a blank check company incorporated for the purpose of effecting a business combination. Since October 1999, Dr. Pavell has served as an Attending Physician at the Physical Medicine and Rehabilitation Center, P.A., a diagnostic and treatment facility that specializes in treating sports, spine, orthopedic and neuromuscular conditions. Since January 2000, Dr. Pavell has served as the Chief of Rehabilitation Medicine at Englewood Hospital and Medical Center. Since April 2002, Dr. Pavell has served as the Associate Director of Pain Medicine at the Center for Advanced Surgery in Paramus, New Jersey. Since April 2002, Dr. Pavell has been an Instructor in Clinical Rehabilitation at Columbia University’s College of Physicians & Surgeons. Dr. Pavell holds a Doctor of Medicine degree from the New York College of Osteopathic Medicine and a Bachelor of Art degree in Political Science from John Hopkins University. We believe that Dr. Pavell is qualified to serve as a member of our board of directors due to his medical background and experience practicing in the healthcare industry.

On September 27, 2022, Eric Weisblum resigned as our Chief Financial Officer. Mr. Weisblum will continue to serve as our President and Chief Executive Officer.

On September 27, 2022, the Board appointed Daniel Ryweck as Chief Financial Officer of the Company On September 28, 2022, the Company entered into an employment agreement (the “Employment Agreement”) with Mr, Ryweck. Pursuant to the terms of the Employment Agreement, Mr. Ryweck will (i) receive a base salary at an annual rate of $42,000 (the “Base Compensation”) payable in equal monthly installments, and (ii) be eligible to receive an annual discretionary bonus. The term of Mr. Ryweck’s engagement under the Employment Agreement commences on the Effective Date (as defined in the Employment Agreement) and continues until September 28, 2023, unless earlier terminated in accordance with the terms of the Employment Agreement. The term of Mr. Ryweck’s Employment Agreement is automatically renewed for successive one-year periods until terminated by Mr. Ryweck or the Company.

There are no family relationships between Mr. Ryweck and any other director or officer of the Company. There are no transactions in which Mr. Ryweck has an interest requiring disclosure under Item 404(a) of Regulation S-K. Set forth below is the biographical information of Mr. Ryweck, as required by Item 401 of Regulation S-K.

Since January 2020, Mr. Ryweck, age 57, has served as Controller at Mill City Ventures III Ltd. (NASDAQ: MCVT), a non-bank lender and specialty finance company. From. June 2014 to December 2019, he served as Chief Compliance Officer of Mill City Ventures III Ltd. From July 2016 to September 2017, Mr. Ryweck served as a director of KonaTel Inc. (NASDAQ: KTEL), a Software-as-a-Service (SaaS) cloud based voice and data telecommunications company formerly known as Dala Petroleum Corp. Mr. Ryweck holds a Bachelor of Science degree in Accounting from the Carlson School of Management at the University of Minnesota.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On September 27, 2022, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is furnished as Exhibits 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On September 30, 2022, the Company issued a press release announcing that it had closed the Offering. A copy of this press release is furnished as Exhibits 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement by and between the Company and Laidlaw & Company (UK) Ltd., as representative of the several underwriters named therein dated September 26, 2022.
4.1	Representative’s Warrant, dated as of September 29, 2022.
10.1	Ryweck Employment Agreement, dated September 28, 2022.
99.1	Press release dated September 27, 2022.
99.2	Press release dated September 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: September 30, 2022	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer